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                                                                   Exhibit 10.20


                                               [AMERSHAM PHARMACIA BIOTECH LOGO]

August 4, 2000

Mr. William Sulinski
136 Birch Lane
Bloomsbury, NJ 08885

Dear Bill:

     APBiotech Inc. (the "Company") is pleased that you have agreed to fill the position of acting global head of Business Development until a permanent replacement is hired. We confirm our agreement as follows, effective August 1, 2000:

     1. You will temporarily be employed as the Acting VP -- Global Business Development ("Acting VP"). You will continue in that role until the position is filled. When the position is filled, you will resume your current responsibilities as VP -- Business Development, North America.

     2. As Acting VP, you will report to the Chief Executive Officer of the Company, Andrew Carr.

     3. While you are Acting VP, you will receive supplemental compensation of $2000/month above your current salary of $13,813.80/month. Your appointment as Acting VP will last a minimum of three (3) months. For purposes of earning supplemental compensation, you will be deemed to have worked a particular month if you remain in the position of Acting VP until the fifteenth (15th) date of any month. The supplemental compensation will be pension eligible in accordance with the Company's pension plan but will not be factored in the determination of your bonus. The Company at its sole discretion may grant you an additional bonus.

     4. You will continue receiving your current benefits in accordance with Company policies. All payments contemplated by this letter will be subject to applicable withholdings and shall be made in accordance with the Company's standard payroll practices. You will participate in the Company's bonus plan and will be eligible for annual merit increases at the discretion of the Company.

     5. The Company agrees that you will continue to be employed through September 30, 2002. Notwithstanding the foregoing, the Company may terminate your employment for cause, at any time, with no prior notice. Cause shall include, without limitation, engaging in any acts of negligence, misconduct, violation of Company rules, conduct which is injurious to the Company or conduct which is in violation of the directions of the Board of Directors or your superiors.






                     Amersham Pharmacia Biotech Inc.   tel 732-457-8000
                               800 Centennial Avenue   fax 732-457-8474
                                         PO Box 1327
                                          Piscataway
                                          New Jersey   web-site
                                          08855-1327   http://www.apbiotech.com
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                      [ AMERSHAM PHARMACIA BIOTECH LOGO ]

August 4, 2000
Page - 2 -


     6. In the event that the Company terminates your employment for cause, or in the event that your employment terminates as a result of your resignation, death or disability prior to September 30, 2002, this Agreement shall terminate and no salary or additional payment shall be due for the period beyond the termination date.

     7. All other policies and procedures of the Company will continue to apply with respect to your employment with the Company.

     8. In consideration of the above, you agree to the terms and conditions in the attached Covenant Not to Compete.

     Please sign and return to us one original of this letter and of the Covenant Not to Compete to confirm your acceptance.

                                             Sincerely,




                                             /s/ Glenn Melrose
                                             -----------------------------------
                                                 Glenn Melrose
                                                 Vice President, Human Resources


Acknowledged and Agreed:



/s/ William Sulinski
-----------------------------------
    William Sulinski

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                            COVENANT NOT TO COMPETE

   THIS COVENANT NOT TO COMPETE (the "AGREEMENT") made as of the 4 day of August 2000, by and between Amersham Pharmacia Biotech Inc., a Delaware corporation with its principal place of business at 800 Centennial Avenue, Piscataway, New Jersey 08855 (the "EMPLOYER") and William J. Sulinski, an individual residing at 136 Birch Lane, Bloomsbury, New Jersey 08885 (the "EMPLOYEE").

                                  WITNESSETH:

   WHEREAS, the Employer and the Employee have entered into that certain letter agreement of even date hereof (the "LETTER AGREEMENT"), whereby the Employee has been appointed as the Acting VP-Global Business Development.

   WHEREAS, in his capacities as Acting VP-Global Business Development and VP-Business Development, North America, the Employee has and will receive information about the Employer's operations, finances and strategies of a highly confidential nature, which he has agreed to maintain confidential; and

   WHEREAS, in consideration of the terms of the Letter Agreement, and in order to protect the Employer's confidential information, its competitive position in the marketplace, its ability to implement its strategies, its employee and customer relations, and its goodwill, the Employee is wiling to covenant that he will not compete with the Employer or solicit its employees or customers, on the terms and conditions set forth in this Agreement.

   NOW, THEREFORE, in consideration of the above premises and of the premises contained herein, the Employer and the Employee agree as follows:

   1. Definitions:

   (a) COMPANY means the Employer and its affiliates and subsidiaries.

   (b) PROHIBITED BUSINESS means all or any of the research, manufacture or supply of life science products and services for the purpose of DNA sequencing or drug development, including without limitation the research, manufacture or sale of chromatography and electrophoresis systems for DNA synthesis.

   (c) PROHIBITED COMPANY means companies engaged in or about to be engaged in Prohibited Business.

   (d) RESTRICTED PERIOD means the period of twelve (12) months commencing from the Termination Date.

   (e) TERMINATION DATE means the date on which the Employee's employment with the Employer shall terminate irrespective of the cause or manner.

   (f) TERRITORY means the United States of America, the European Union, Norway, Switzerland, Australia, Japan and Russia.

   2. Covenant Not to Compete

   In consideration of the terms of the Letter Agreement and of the premises set forth herein, the Employee hereby agrees that he will not, directly or indirectly, during the Restricted Period and within the Territory:

  (a) Be employed by, or provide consulting services to: (i) a Prohibited Company; or (ii) any business that is otherwise in competition with the Employer; provided that this restriction shall not extend to any employment the performance of which could not involve the Employee in competition with the Employer;

  (b) Entice away or solicit any person who is employed or engaged by the Employer either: (i) as a director or in a managerial, executive or senior technical capacity; or (ii) who is in possession of confidential information belonging to the Employer; and

  (c) Entice away or solicit a customer of the Employer with whom the Employee has had business dealings or personal contact during his employment with the Employer.

  3. Remedies

  If the Employee shall breach, or threaten to commit a breach of any of the covenants set forth in this Agreement, the Employer shall have the right, in addition to, and not in lieu of, any other rights and remedies available to the Employer under law or in equity, to:
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     (a) have the covenants specifically enforced by any court, including, without limitation, the right to seek entry against the Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of the covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Employer and that money damages will not provide an adequate remedy to the Employer; and

     (b) cease making any payments then otherwise due to the Employee. The parties hereby acknowledge and agree that any such payments are conditioned upon the Employee's compliance with the terms of this Agreement.

     4.  Blue-Penciling

     If any court determines that any of the covenants contained in this Agreement, or any part thereof, are unenforceable because of the duration or scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     5.  Miscellaneous

     (a) This Agreement supersedes all previous agreements between the Employee and the Employer, or any affiliate or subsidiary of the Employer, in relation to the matters addressed herein. This Agreement represents the entire understanding between the parties hereto with respect to the subject matter hereof. The Employee acknowledges and agrees that he has not entered into this Agreement in reliance upon any representation, warranty or undertaking which is not set out or referred to in this Agreement.

     (b) The invalidity or unenforceability of any provisions of this Agreement shall not affect the other provisions, and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

     (c) Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered at the addresses first above stated by: (a) personal delivery; (b) registered or certified mail, return receipt requested; or (c) Federal Express or other similar nationally known overnight delivery service.

     (d) The rights and obligations of the Employee under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Employer, including any successors by merger, purchase or otherwise. The Agreement may not be assigned by the Employee. Any attempted assignment in breach of this provision shall be null and void.

     (e) This Agreement shall be governed by the laws of the State of New Jersey, except for its conflicts of law rules, and all disputes arising from or relating to this Agreement shall be resolved in the state or federal courts located in the State of New Jersey.

     (f) This Agreement cannot be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any such other right, power or privilege.

     (g) The headings herein are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMERSHAM PHARMACIA BIOTECH INC.                  WILLIAM J. SULINSKI

By: /s/ Glenn R. Melrose                         /s/ William J. Sulinski
    ----------------------------------           -------------------------------
      (Signature)                                     (Signature)

Name: Glenn R. Melrose
      --------------------------------
      (Please Print)


Title: Vice President, Human Resources
       -------------------------------